Exhibit 99.1

February 2, 2023

We are pleased to report financial results for the three months and year ended December 31, 2022. Consolidated net income was $12.6 million, or $2.81 per share, compared to $13.2 million, or $2.94 per share, for the year ended December 31, 2022, and 2021, respectively. The decrease in earnings was due to a decrease of $4.0 million in noninterest income, a $309 thousand increase in noninterest expenses, partially offset by an increase in net interest income of $3.7 million.
Total assets at year-end 2022 were $1.3 billion compared to total assets at year-end 2021 of $1.2 billion, a 10.9% increase year over year. Total loans outstanding as of December 31, 2022, were $960.7 million compared to $801.6 million as of December 31, 2021, an increase of $159.1 million, or 19.8%. Loan growth in 2022 was due to retaining more residential loans on the balance sheet and increases in residential construction and commercial real estate loans. These increases were partially offset by a reduction of $13.4 million of PPP loans forgiven during 2022.
Funding of asset growth continues to be primarily from customer deposits which increased to $1.2 billion as of December 31, 2022, compared to $1.1 billion as of December 31, 2021, an increase of $106.8 million, or 9.8%. Brokered deposits of $33.0 million were included in total deposits as of December 31, 2022, and none were outstanding as of December 31, 2021. Also, $50.0 million of Federal Home Loan Bank advances were outstanding as of December 31, 2022, to bridge funding gaps.
Our net income results for 2022 were close to budgeted expectations for the year, however the economic environment changed compared to 2021. Inflation soared in late 2021, prompting the Federal Reserve to embark on a monetary tightening cycle beginning in early 2022 and continuing to this day. This caused interest rates to climb, dampening real estate markets and convincing many that a recession is likely in 2023. The real estate market has cooled as loan rates have risen, reducing the purchasing power of consumers and businesses in our region. This has been a test of our long-term balance sheet strategy, staying asset sensitive throughout economic cycles, and counting on net interest income to increase in rising rate environments and allowing gains on real estate loans from our mortgage loan business line to bolster net income during declining rate cycles. This strategy has worked well for us over the past decade, despite the volatility during those years.
We believe we are going into 2023 on solid footing. Loan demand remains sound, and asset quality is showing no signs of deterioration. Funding asset growth will be both a challenge and an area of focus during 2023.
Travel and tourism remain strong despite the lack of snow. This speaks to the quality experience our tourism community offers, as well as the general strength of the traveling consumer. Primary economic challenges in our region include the lack of affordable workforce housing, high construction costs, and a dismal labor market. We are closely monitoring economic conditions and asset quality but are guardedly optimistic about 2023.
At our recent Board of Directors meeting, we decided to return to an in person Annual Meeting in 2023, which is scheduled for May 17th. In addition, the Board declared a cash dividend of $0.36 per share for the quarter, an increase of 2.9% from the cash dividend of $0.35 paid in recent prior quarters, payable February 2, 2023 to shareholders of record as of January 28, 2023.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022		Dec 31, 2021	Dec 31, 2022	Dec 31, 2021	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(12 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,504	$4,659	Interest Income	$12,355	$10,023	$43,948	$39,273
								Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
								Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	33,381	61,263	Interest Expense	2,005	779	4,524	3,565	David S. Silverman
			Net Interest Income	10,350	9,244	39,424	35,708	Janet P. Spitler
Interest Bearing Deposits in Banks	16,428	13,196
			Credit for Loan Losses	—	(225)	—	—
Investment Securities	251,531	268,951	Net Interest Income After Credit for Loan Losses	10,350	9,469	39,424	35,708	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	1,178	13,829
			Trust Income	209	209	838	808	DIRECTORS
Loans, net	959,493	787,755	Noninterest Income	2,091	2,793	8,149	12,155	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,339)	(8,336)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,578	3,894	14,083	14,448	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,479	21,615						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,269	1,029	5,023	4,593	Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	57,740	42,441						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,336,395	$1,205,373	Occupancy Expense, net	476	461	1,913	1,890	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	894	905	3,692	3,447		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	Dec 31, 2022	Dec 31, 2021	Other Expenses	2,172	2,176	8,453	8,477
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,389	8,465	33,164	32,855
Noninterest Bearing Deposits	$286,145	$264,888
			Income Before Taxes	4,261	4,006	15,247	15,816	VERMONT
Interest Bearing Deposits	762,722	723,479
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	153,045	106,715	Income Tax Expense	817	628	2,632	2,646	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	50,000	—	Net income	$3,444	$3,378	$12,615	$13,170	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,205	16,171	Earnings per share	$0.77	$0.76	$2.81	$2.94	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	13,058	9,779	Book Value Per Share			$12.25	$18.77	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,965	9,934						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,225	1,769						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	84,669	78,350							Branch
Accumulated Other Comprehensive (loss) Income	(37,419)	(1,552)							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,220)	(4,160)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,336,395	$1,205,373							31 Market St	802.865.1000
Standby letters of credit were $1,762,000 and $2,158,000 at December 31, 2022 and 2021, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408